Exhibit 99(S)(1)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Kenneth Steben, Carl Serger and Francine Rosenberger each an officer of Steben Select Multi-Strategy Fund (the “Fund”) and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-2, relating to the re-registration of the Fund, and any amendments to the Registration Statement, including pre- and post-effective amendments, and to sign any and all documents to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940; and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC by means of the SEC’s electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	OFFICE WITH THE FUND	DATE

/s/ Kenneth E. Steben	Trustee, Chief Executive Officer and	May 9, 2016
Kenneth E. Steben	President (Principal Executive Officer)

/s/ Mark E. Schwartz	Trustee	May 9, 2016
Mark E. Schwartz

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Kenneth Steben, Carl Serger and Francine Rosenberger each an officer of Steben Select Multi-Strategy Fund (the “Fund”) and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-2, relating to the re-registration of the Fund, and any amendments to the Registration Statement, including pre- and post-effective amendments, and to sign any and all documents to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940; and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC by means of the SEC’s electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	OFFICE WITH THE FUND	DATE

/s/ Andrew Putterman	Trustee	February 6, 2018
Andrew Putterman